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                                                                                                         EXHIBIT 11

EARNINGS PER SHARE CALCULATIONS
(in thousands, except per share amounts)
                                                                          FISCAL YEAR ENDED
                                                   -------------------------------------------------------------
                                                        Dec 31,                 Dec 31,               Dec 31,
                                                         2001                    2000                  1999
                                                   ---------------         ---------------       ---------------
Basic:

Net income                                           $  55,282                 $44,444             $  41,611
                                                       =======                 =======               =======

Weighted average shares outstanding                      7,546                   7,883                 8,762
                                                     ---------               ---------             ---------

Basic earnings per common share                      $    7.33               $    5.64             $    4.75
                                                     =========               =========             =========

Diluted:

Net income                                           $  55,282               $  44,444             $  41,611

Weighted average shares outstanding                      7,546                   7,883                 8,762

Dilutive effect of stock options                            93                      79                    71

Dilutive effect of deferred stock                          126                      94                    50
                                                     ---------               ---------             ---------

Diluted weighted average shares outstanding              7,765                   8,056                 8,883
                                                     =========               =========             =========

Diluted earnings per Common Share                    $    7.12               $    5.52             $    4.68
                                                     =========               =========             =========
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